UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) §240.14a-12

BAYOU CITY EXPLORATION, INC.

(Name of Registrant as Specified In Its Chapter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
THE ANNUAL MEETING
VOTING
TO ELECT FOUR DIRECTORS TO SERVE FOR A TERM OF ONE YEAR
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION PLAN
EQUITY COMPENSATION PLAN INFORMATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
BOARD MEETINGS AND COMPENSATION
DIRECTOR COMPENSATION
SECURITIES OWNERSHIP OF 5% BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS CONTRACTUAL AGREEMENTS
INDEPENDENT AUDITORS
AUDIT FEES
TAX FEES
STOCKHOLDER PROPOSALS
ANNUAL REPORT
CODE OF ETHICS
STOCKHOLDER COMMUNICATION WITH DIRECTORS
OTHER MATTERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2007
     Notice is hereby given that the Annual Meeting (“Annual Meeting”) of Stockholders of Bayou City Exploration, Inc. (the “Company”) will be held at 10 a.m., Central Daylight Time, on Tuesday, June 12, 2007 at 632 Adams Street, Suite 700, Bowling Green, Kentucky 42101 for the following purposes:
     (1) To elect four directors to serve a term of one year; and
     (2) To transact such other business as may properly be brought before the Annual Meeting or any adjournment(s) thereof.
     Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice. The Annual Meeting may be adjourned from time to time without notice other than the announcement of the adjournment at the Annual Meeting or any adjournment(s) thereof. All business for which notice is hereby given may be transacted at any such adjourned Annual Meeting.
     Prior to completion of the enclosed proxy card, all stockholders are encouraged to carefully read the accompanying Proxy Statement for further information concerning the proposals that will be presented at the Annual Meeting.
     Only holders of record of outstanding shares of the Company’s Common Stock at the close of business on April 30, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. A list of stockholders entitled to vote will be made available. All stockholders are invited to attend the Annual Meeting in person; however, to ensure your representation, whether or not you plan to attend the Annual Meeting, please promptly complete, date, sign and return the enclosed proxy card.
By: /s/ Robert D. Burr
Chairman, President and CEO
Bowling Green, Kentucky
May 11, 2007

BAYOU CITY EXPLORATION, INC.
10777 WESTHEIMER ROAD
HOUSTON, TEXAS 77042
PROXY STATEMENT
THE ANNUAL MEETING
     This Proxy Statement is furnished to stockholders of Bayou City Exploration, Inc. (the “Company”) in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at 10 a.m., Central Daylight Time, on Tuesday, June 12, 2007 at 632 Adams Street, Suite 700, Bowling Green, Kentucky 42101 and at any adjournment(s) thereof (the “Annual Meeting”). Commencing on or about May 11, 2007, this Proxy Statement, the enclosed proxy card and the Company’s Annual Report on Form 10-KSB are being mailed to stockholders of record of the Company as of April 30, 2007 (the “Record Date”). The Company will bear the cost of this solicitation which, in addition to mail, may include personal interviews, telephone calls or telegrams by directors, officers and regular employees of the Company and its affiliates.
VOTING
     The stock transfer book will not be closed, but only record holders of outstanding shares of the Company’s common stock, par value $.005 per share (the “Common Stock”), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 26,281,133 shares of Common Stock were outstanding and entitled to be voted. The holders of Common Stock are entitled to cast one vote for each share of Common Stock owned of record. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting.
     The presence in person or by proxy of the holders of shares of Common Stock entitled to cast a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Stockholders are urged to sign the accompanying proxy card and return it promptly.
     The accompanying proxy card is designed to permit each stockholder of record at the close of business on the Record Date to vote in the election of directors as described in the Proxy Statement. The proxy card provides a space for a stockholder to vote in favor of or withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so.
     To ensure representation at the Annual Meeting, each holder of outstanding shares of Common Stock entitled to be voted at the Annual Meeting is requested to complete, date, sign and return to the Company the enclosed proxy card, which requires no postage if mailed in the United States. Stockholders are urged to sign the accompanying proxy card and return it promptly. Banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who are record holders of Common Stock entitled to be voted at the Annual Meeting are requested to forward all proxy cards, this Proxy Statement and the accompanying materials to the beneficial owners of such shares and to seek authority as required to execute proxies with respect to such shares. Upon request, the Company will reimburse such record holders for their reasonable out-of-pocket forwarding expenses. The costs of this solicitation will be borne by the Company, including the costs of preparing, assembling and mailing the enclosed proxy card and this Proxy Statement.
     If properly executed and received by the Company before voting at the Annual Meeting, or any adjournment(s) thereof, any proxy representing shares of Common Stock entitled to be voted at the Annual Meeting that specifies how it is to be voted will be voted accordingly. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee and neither an abstention nor a broker non-vote will be counted as a vote for a proposal. Any properly executed proxy received that does not specify how it is to be voted on a proposal for which a specification may be made will be voted FOR such proposal or nominee at the Annual Meeting and any adjournment(s) thereof.
     Each stockholder returning a proxy card to the Company has the right to revoke it at any time before it is voted by submitting a later dated proxy in proper form, by notifying the Secretary of the Company in writing (signed and dated by the stockholder) of such revocation, or by appearing at the Annual Meeting and voting the shares in person.

     When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented will be voted by the Proxy designated on the proxy card in accordance with the stockholder’s instructions. The Proxy is Robert D. Burr, President, Chief Executive Officer and Chairman of the Board of the Company. A stockholder wishing to name another person as his or her proxy may do so by crossing out the name of the designated Proxy and inserting the name(s) of such person(s) to act as his or her proxy. In that case, the stockholder must sign the proxy card and deliver it to the person(s) designated as his or her proxy and the person(s) so named must be present and vote at the Annual Meeting. Proxy cards marked to reflect such proxies should not be mailed to the Company.
PROPOSAL NO. 1
TO ELECT FOUR DIRECTORS TO SERVE FOR A TERM OF ONE YEAR
     The affirmative vote of the holders of a plurality of the total votes cast by stockholders entitled to vote and present in person or by proxy at the Annual Meeting is required to elect each director. In accordance with the Company’s Bylaws, the Board of Directors has fixed the number of directors at four for the upcoming election. The terms of all current directors, Robert D. Burr, Gregory B. Shea, Harry J. Peters, and Ronald E. Mitchell expire in 2007 and their successors will be elected at the Annual Meeting. The Board of Directors has nominated Robert D. Burr, Gregory B. Shea, Harry J. Peters, and Ronald E. Mitchell for election as directors at the Annual Meeting to serve a term of one year. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THESE NOMINEES.
     Gregory B. Shea is the son-in-law of Robert D. Burr. Each of the nominees has consented to being named as a nominee and to serve as a director if elected. However, if, for any reason any nominee for director is not a candidate at the election, the enclosed proxy will be voted for the election of a substitute nominee at the discretion of the person or persons voting the enclosed proxy. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.
     Information regarding the nominees and the directors of the Company as of April 30, 2007 is provided below. If elected, the term of each director will expire in 2008.

Nominees	Age	Company Position or Office	Director Since

Robert D. Burr	61	Chairman, President and CEO	1996

Harry J. Peters	63	Director	2000

Gregory B. Shea	44	Director	1999

Ronald B. Mitchell	74	Director	2005
ROBERT D. BURR, age 61, Bowling Green, Kentucky, was named interim president and Chief Executive Officer in April, 2007, and has been Chairman of the Board of the Company since May 1996. He served as President and Chief Executive Officer from May 1996 until March 1, 2000. Mr. Burr has also been the Chairman of the Board, President and Chief Executive Officer of Blue Ridge Group, Inc. (“BR Group”) since August 1993. Mr. Burr is a native of Port Arthur, Texas and attended McNeese State College, Lake Charles, Louisiana. He has been active for over 25 years in the oil and gas business with a myriad of companies.
HARRY J. PETERS, age 63, Bowling Green, Kentucky, served as Senior Vice President and Chief Operating Officer (COO) from May 2003 through September 2005. He was Senior Vice President-Acquisitions from August 2000 to April 2003. Mr. Peters served the Company as Senior Vice President-Sales and Marketing from April 2000 to July 2000 and has served as a Director since April 2000. A native of New York, he has over 30 years of experience in sales and marketing, both domestic and international. Over the years, he has developed close working relationships with investment bankers, institutional investors and securities dealers while directing market financing of reserve purchases, and raising drilling risk capital and venture capital for wells in Texas, Kentucky, Oklahoma, Louisiana, Colorado, West Virginia and Utah. Mr. Peters has been a director and Senior Vice President-Sales and Marketing of BR Group since April of 1999. He is a graduate of St. Michaels College in Sante Fe, New Mexico.
GREGORY B. SHEA, age 44, Bowling Green, Kentucky, has been a Director since 1999. From 1999 through June 2005, Mr. Shea served as Senior Vice President-Operations of the Company and from May 2002 through June 2005 he also served as Secretary-

Treasurer. Mr. Shea has previously managed BR Group’s and Bayou City Exploration, Inc.’s Kentucky drilling and field operations, drilling over 350 wells from 1997 to 2002. During that time, Mr. Shea was also President of Blue Ridge Builders, Inc., a residential and commercial construction company in Bowling Green, Kentucky and a majority-owned subsidiary of BR Group since November 1994. Blue Ridge Builders, Inc. is responsible for the construction of over 70 properties in Kentucky and Tennessee. He was elected a Director of BR Group in February 1995. Between 1981 and 1986, he attended North Texas State University. Mr. Shea is also the son-in-law of Mr. Burr.
RONALD E. MITCHELL, age 74, Vero Beach, Florida, is a retired businessman who has owned and operated successful real estate development companies over the past forty years in Florida and Michigan. He has participated in a myriad of oil and gas programs over these years.
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by them.
     The Company believes that during the 2006 fiscal year, its officers, directors and 10% shareholders complied with the Section 16(a) filing requirements in a timely fashion except that Form 4s were not timely filed with respect to options grants made in 2005 to Robert Burr, Harry Peters, Gregory Shea, Richard Hewitt, Ronald Mitchell, Morris Hewitt, Robert Kelley, James Stevens, Norman Haisler, Jr., and a Form 3 was not timely filed for W. Wayne Hardin when he became President and Chief Executive Officer.
REPORT OF THE AUDIT COMMITTEE
     As of the date of this Proxy Statement, the Company has not appointed members to an audit committee and an audit committee does not exist. Therefore, the role of an audit committee has been conducted by the Board of Directors of the Company.
     The Company intends to establish an audit committee. When established, the audit committee will be comprised of at least two disinterested members. The audit committee’s primary function will be to provide advice with respect to the Company’s financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The audit committee’s primary duties and responsibilities will be: (i) to serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (ii) to review and appraise the audit efforts of the Company’s independent accountants; (iii) to evaluate the Company’s quarterly financial performance as well as its compliance with laws and regulations; (iv) to oversee management’s establishment and enforcement of financial policies and business practices; and (v) to provide an open avenue of communication among the independent accountants, management and the Board of Directors.
     Currently, the entire Board of Directors performs the duties of an Audit Committee and oversees the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Board of Directors reviewed the interim financial statements filed quarterly and the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. At this time, the Board of Directors does not have a financial expert because of its small company size, however, the Board of Directors intends to appoint a financial expert in the future.
     The Board of Directors reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board. In addition, the Board of Directors has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services (comprised of tax preparation services) with the auditors’ independence.
     The Board of Directors discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Board of Directors met with the independent auditors, with management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting. The independent auditors afforded the Board, which they declined, an opportunity to meet without management present. In reliance on the reviews and discussions referred to above, the Board of Directors approved the audited financial statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Board of Directors also approved the selection of the Company’s independent auditors.
EXECUTIVE COMPENSATION
     The following table shows information for the year ended December 31, 2006 regarding the compensation of both our Chief Executive Officers, and each of our two other most highly compensated executive officers as of December 31, 2006, whom we refer to collectively as the “Named Executive Officers,” for service in all capacities with our company and our subsidiaries.
SUMMARY COMPENSATION TABLE

						Non-Equity	Nonqualified
Name and				Stock	Option	Incentive Plan	Deferred	All Other
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
position	Year	($)	($)	($))	($) (4)	($)	Earnings ($)	($)	($)

Morris T. Hewitt President and CEO (1)	2006	120,267	0	0	99,286	0	0	0	219,553
Wayne T. Hardin President and CEO (2)	2006	15,000	0	0	0	0	0	0	15,000
D. Edwin Suhr, Jr. Senior Vice President Land/ Secretary	2006	120,000	0	0	117,600	0	0	0	237,600
Norman G. Haisler Senior Vice President and Chief Financial Officer (3)	2006	90,068	0	0	81,229	0	0	0	171,297

(1)	Mr. Hewitt resigned effective as of November 28, 2006.

(2)	Mr. Hardin served as President and CEO from November 29, 2006 to April 4, 2007.

(3)	Mr. Haisler resigned effective as of October 20, 2006.

(4)	These amounts represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), of awards pursuant to our Stock Option Plan (as defined below) through December 31, 2006. In each case, the amount of compensation expense was calculated excluding forfeiture assumptions. Assumptions used in the calculation of these amounts are included in footnotes 1 and 11 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-KSB filed with the Commission on April 26, 2007.
Employment Agreements
     On January 1, 2006, the Company entered into an employment agreement with D. Edwin Suhr, Jr. to serve as Senior Vice President Land as well as the Corporate Secretary (“2006 Contract”). Mr. Suhr’s contract was for a one year period and was automatically extended for one additional year at the end of the initial term and each extension period, unless either party gives at least 90 days prior notice, prior to the end of the applicable term. Mr. Suhr’s annual base salary was $120,000. On December 29, 2006, the Company entered into a revised three year employment agreement effective January 1, 2007 with Mr. Suhr (“2007 Contract”). The 2007 Contract provided for automatic extensions for one additional year at the end of the initial term and each extension period, unless either party gives at least 30 days prior notice, prior to the end of the applicable term. Mr. Suhr’s annual base salary was increased to $180,000. Mr. Suhr’s 2007 Contract also provided that the Company would grant him the number of shares of restricted Company common stock equal to $30,000 divided by the previous 30 day trading price of the Company stock on each of the anniversary dates of the agreement in 2008, 2009, 2010.
     The 2007 Contract could have been terminated by the Company on the death or disability of Mr. Suhr or in the event the Mr. Suhr engaged in any act constituting “cause,” as defined in the agreement. Mr. Suhr’s 2006 Contract also contained a provision allowing the Company to terminate his employment at any time with or without cause on 30 days’ written notice. Both agreements also provide that Mr. Suhr would have been entitled to participate in any other individual or group health insurance, which the Company may from time to time make available to similarly situated employees. The 2007 Contract contained provisions providing for non-disclosure of proprietary information and surrender or records and contains a covenant not to solicit, divert or appropriate any Restricted Clients (as defined in the agreements) of Company during his employment and for two years following the termination of their employment. The Company gave Mr. Suhr 30 days notice of termination of employment as of April 1, 2007 and is currently attempting to negotiate a settlement of this contract.
STOCK OPTION PLAN
     On February 22, 2005, the Board of Directors approved the Bayou City Exploration, Inc. (formerly Blue Ridge Energy, Inc.) 2005 Stock Option and Incentive Plan (the “Stock Option Plan”). The Stock Option Plan allows for the granting of stock options to eligible directors, officers, employees, consultants and advisors.
     Effective January 1, 2006, the Company accounts for the Plan in accordance with revised Statement of Financial Accounting Standards (SFAS) No. 123, Share-Based Payment (SFAS 123(R)). Accordingly, stock compensation expense has been recognized in the statement of operations based on the grant date fair value of the options for the period ended December 31, 2006. Prior to January 1, 2006, the Company accounted for stock compensation cost under the Plan in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25) as permitted by SFAS 123 as originally issued. Under APB 25, stock compensation expense was recognized only if the options had intrinsic value (difference between option exercise price and the fair market value of the underlying stock) at the date of grant. As the Company issued all options with an exercise price equal to the grant date market value of the underlying stock, no compensation expense had previously been recorded by the Company.
     The maximum number of shares with respect to which options may be awarded under the Stock Option Plan is seven million (7,000,000) common shares of which approximately 3,100,000 shares remain available for grant as of December 31, 2006. The following table shows more information about our Stock Option Plan.
EQUITY COMPENSATION PLAN INFORMATION

Number of securities
remaining available for future
issuance under equity
	Number of securities to be		compensation plans (excluding
	issued upon exercise of	Weighted-average exercise	securities to be issued upon
	outstanding options, warrants	price of outstanding options,	exercise of outstanding
Plan category	and rights	warrants and rights	options, warrants, and rights)

Equity compensation plans approved by security holders	3,593,750	$0.52	3,100,000

Equity compensation plans not approved by security holders	None	n/a	None

Total	3,593,750	$0.52	3,100,000

     The following table shows information regarding awards granted to each of our Named Executive Officers under our Stock Option Plan outstanding as of December 31, 2006. There are no outstanding stock awards and no additional stock options have been granted to officers or directors of the company as of April 30, 2007.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS

	Number of
	Securities		Equity Incentive Plan
	Underlying	Number of Securities	Awards: Number of
	Unexercised	Underlying	Securities Underlying
	Options	Unexercised Options	Unexercised Unearned		Option
	(#)	(#)	Options	Option Exercise Price	Expiration
Name	Exercisable	Unexerciseable	(#)	($)	Date
| | | | |
Morris T. Hewitt	—	400,000	—	$2.25	02/28/07
President and CEO (1)	100,000	—	—	$2.25	02/28/07
	25,000	175,000	—	$0.50	02/28/07
Wayne T. Hardin	—	—	—	—	—
President and CEO (2)
D. Edwin Suhr, Jr.	—	400,000	—	$2.00	01/01/11
Senior Vice President Land/ Secretary
Norman G. Haisler	20,000		—	$0.30	01/18/07
Senior Vice President and Chief	80,000	—	—	$2.25	01/18/07
Financial Officer (3)	—	320,000	—	$2.25	01/18/07
	10,000	—	—	$0.50	01/18/07

(1)	Mr. Hewitt resigned effective as of November 28, 2006.

(3)	Mr. Hardin served as President and CEO from November 29, 2006 to April 4, 2007.

(3)	Mr. Haisler resigned effective as of October 20, 2006.
BOARD MEETINGS AND COMPENSATION
     During the year ended December 31, 2006, the Board of Directors of the Company met on six occasions, either in person or telephonically. Each of the Company’s directors attended at least 75% of the meetings of the Board of Directors, either in person or telephonically, held in 2006. While the Company has no formal policy, directors are encouraged to attend the Company’s annual meeting of stockholders. The Company does not have an Audit, Nomination or Compensation Committee.
     Based on the Company’s history and experience without a nominating committee, the Board of Directors believes it is appropriate for the Company to continue operations without a standing nominating committee. Historically, there have not been many vacancies on the Board and the entire Board has identified available, qualified candidates. All directors participate in the consideration of the director nominees. Qualifications for consideration as a director nominee may vary according to the skills and experience being sought to complement the existing Board’s composition. However, in making nominations the Board will consider the individual’s integrity, business experience, industry experience, financial background, time availability and other skills and experience possessed by the individual. The Board of Directors will consider persons for director nomination who are proposed by stockholders. The Board of Directors will evaluate nominees for director on the same basis regardless of whether the nominee is recommended by an officer, director or stockholder. Stockholders who wish to propose a person for consideration by the Board of Directors as a director nominee should send the name of such person, together with information concerning such person’s qualifications and experience, in writing to the Chairman of the Board at the Company’s address.
     During 2006, the directors of the Company received the following compensation for their services as directors of the Company.
DIRECTOR COMPENSATION

Non-Qualified
	Fees Earned			Non-Equity	Deferred
	or Paid in			Incentive Plan	Compensation	All Other
	Cash	Stock	Option	Compensation	Earnings	Compensation	Total
Name	($)	Awards ($)	Awards ($)	($)	($)	($)	($)

Robert D. Burr	—	—	—	—	—	—	—
Harry J. Peters	—	—	—	—	—	—	—
Gregory B. Shea (1)	—	—	$95,000	—	—	—	$95,000
Ronald B. Mitchell	—	—	—	—	—	—	—
Richard M. Hewitt (2)	—	—	—	—	—	—	—

(1)	On February 8, 2006 Mr. Shea exercised options for 100,000 shares on a “cashless basis” resulting in the issuance of 87,058 common shares of the Company. On December 12, 2006, the Board of Directors, with Mr. Shea abstaining from the vote, approved the rescission of this transaction. Although the net effect of these two transactions resulted in no change in the number of outstanding options, the Company has elected to treat this rescission as an “in substance grant” of stock options under SFAS 123(R). This resulted in a stock-based compensation charge of $95,000 for the Company, which is included in general and administrative costs for the fiscal year ended December 31, 2006.

(2)	Mr. Hewitt resigned effective as of May 1, 2007.
SECURITIES OWNERSHIP OF 5% BENEFICIAL OWNERS AND MANAGEMENT
     The table below sets forth each stockholder who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company at April 30, 2007. The Securities Exchange Act of 1934 requires certain persons, including the Company’s directors and executive officers, to file reports with the SEC regarding beneficial ownership of certain equity securities of the Company. The Company has relied upon information known to the Company and these SEC beneficial ownership filings in disclosing the following information regarding security ownership of 5% beneficial owners and management.

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership		Percent of Class

Robert D. Burr	3,907,721	(1)	14.2%
632 Adams Street, Suite 710 Bowling Green, KY 42101
Blue Ridge Group, Inc.	3,638,371	(2)	13.8%
632 Adams Street, Suite 710 Bowling Green, KY 42101

(1)	Mr. Burr’s beneficial ownership includes vested options of 1,323,750 shares and 2,583,371 shares (71.02% of 3,638,371) of BR Group’s direct ownership of common shares. By virtue of his position as Chairman of the Board of BR Group, Mr. Burr may be deemed to beneficially own the 3,638,371 shares of the Company’s Common Stock beneficially owned by BR Group Mr. Burr disclaims beneficial ownership of these shares except to the extent described in the following sentence. Mr. Burr beneficially owns approximately 71.02% of the outstanding shares of BR Group, which beneficially owns approximately 13.8% of the Company.

(2)	BR Group’s beneficial ownership is attributable to its direct ownership of 3,638,371 shares of the Company’s Common Stock.
     The table below sets forth the beneficial ownership of the Company’s Common Stock by each executive officer, director and director nominee of the Company as of April 30, 2007.

Name of	Amount and Nature of	Percent
Beneficial Owner	Beneficial Ownership (4)	of Class

Robert D. Burr (1)	3,907,721	14.2%

Harry J. Peters (2)	1,012,263	3.7%

Gregory B. Shea (3)	762,263	2.8%

Richard M. Hewitt	0	0.0%

Ronald E. Mitchell	100,000	0.4%

All directors, nominees and officers as a group (5 persons)	5,782,247	19.8%

(1)	Mr. Burr’s beneficial ownership includes vested options of 1,323,750 shares and 2,583,371 shares (71.02% of 3,638,371) of BR Group’s direct ownership of common shares. By virtue of his position as Chairman of the Board of BR Group, Mr. Burr may be deemed to beneficially own the 3,638,371 shares of the Company’s Common Stock beneficially owned by BR Group Mr. Burr disclaims beneficial ownership of these shares except to the extent described in the following sentence. Mr. Burr beneficially owns approximately 71.02% of the outstanding shares of BR Group, which beneficially owns approximately 13.8% of the Company.

(2)	Mr. Peters’ beneficial ownership includes vested options of 947,500 shares and 64,763 shares (1.78% of 3,638,371) of BR Group’s direct ownership of common shares.

(3)	Mr. Shea’s beneficial ownership includes vested options of 697,500 shares and 64,763 shares (1.78% of 3,638,371) of BR Group’s direct ownership of common shares.

(4)	These beneficial ownerships represent vested stock options and options exercisable within 60 days of April 30, 2007.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS CONTRACTUAL AGREEMENTS
Common Stock Transactions:
     As of April 30, 2007, there are 26,281,133 shares of common stock issued and outstanding. A total of 3,638,371 shares are held by BR Group and the remaining 22,642,762 shares are held by approximately 560 shareholders of record.
Receivables & Payables with Related Parties:
     On October 1, 2004, the Company entered into a $500,000 promissory note with BR Group to settle outstanding cash advances received from BR Group during prior periods. The note bears interest at 7.95% for a term of eight years with monthly payments of $7,056 for principal and interest. The note is secured by all oil and gas production income that the Company holds until the note has been paid in full. At December 31, 2006 the note balance was $129,684.

On August 1, 2006, the Company sold 18.75% of its original 25% carried interest in the Neches Townsite prospect to BR Group in exchange for a reduction of $198,188 in the note payable balance to BR Group. This value was determined based upon 18.75% of the estimated drilling costs of the King #1 well. The King Unit #1 well was drilled on the Neches Townsite prospect and was a dry hole.
     As of December 31, 2006 the Company owed Gulf Coast Drilling Company (an affiliate of BR Group) $196,631 in drilling advances received for the King Unit #1 well that were in excess of BR Group’s participation interest in the well. As of December 31, 2006, the Company had a trade payable due to BR Group in the amount of $27,100. During 2006, the Company reimbursed BR Group $223,366 for administrative costs incurred on its behalf, while the Company charged BR Group $7,880 for office and administrative costs. The charge and credit are both recorded as general and administrative costs in the Company’s statement of operations.
     At December 31, 2005, BR Group owed the Company $7,463 for office costs and $211,498 for prospect leasehold costs chargeable under the various participation agreements entered into between the two companies which were invoiced during December 2005. At December 31, 2005, the Company owed BR Group $47,600 for administrative and consultant costs incurred on its behalf during 2005. During 2005, the Company reimbursed BR Group $88,063 for administrative costs incurred on its behalf, while the Company charged BR Group $170,383 for office and administrative costs. The charge and credit are both recorded as general and administrative costs in the Company’s statement of operations.
     During 2006 and 2005, the Company had no significant customers or suppliers, other than its major stockholder, BR Group, the loss of which could individually have a significant adverse effect on the Company’s operations. The contracts or transactions that the Company entered into with BR Group were on terms that were no more favorable to BR Group than those that were obtained from unaffiliated parties.
Participation Agreement in Oil and Gas Prospects:
     During 2005 and 2006, BR Group entered into participation agreements with the Company for the drilling of five different wells on the East Texas Project as follows:
     In March, 2006, the Lanier #1 well was drilled and was a dry hole. BR Group paid the Company $62,322 in leasehold cost reimbursement and participated for a 75% working interest in the well. BR Group paid the Company $227,362 for its participation costs for drilling of this well. In June, 2006, the Holman #1 well was drilled and was a dry hole. BR Group paid the Company $17,227 in leasehold cost reimbursement and participated for a 75 % working interest in the well. BR Group paid the Company $224,362 for its participation costs for drilling of this well.
     In July, 2006, the Bartosh Unit #1 well was drilled and was a dry hole. BR Group paid the Company $99,972 in leasehold cost reimbursement and participated for a 75% working interest in the well. BR Group paid the Company $215,363 for its participation costs for drilling of this well. In September, 2006, the King Unit #1 well was drilled and was a dry hole. BR Group paid the Company $78,270 in leasehold cost reimbursement and participated for a 75% working interest in the well. BR Group paid the Company $816,075 for its participation costs for drilling of this well.
     During 2006, BR Group paid a total of $40,000 in prospect fees for the above wells which is reported as revenue on the Company’s statement of operations. During 2005, BR Group entered into a participation agreement for a well on the East Texas Project whereby the Company would be entitled to 8% of the interest owned by BR Group. In October, 2005, the Swanson #1 well drilled on this prospect and was a dry hole. During 2005, BR Group paid a total of $120,000 in prospect fees which is reported as revenue on the Company’s statement of operations.
INDEPENDENT AUDITORS
     In October 2003, the Company hired Carpenter, Mountjoy & Bressler, PSC as its independent auditors. In the first quarter of 2005 Carpenter, Mountjoy & Bressler, PSC changed its name to Mountjoy & Bressler, LLP. Mountjoy & Bressler, LLP conducted the quarterly reviews for 2005 and the annual audit for 2005. Mountjoy & Bressler, LLP conducted the quarterly reviews for 2006 and the annual audit for 2006. The Company currently intends to engaged Mountjoy & Bressler, LLP for the December 31, 2007 audit and the quarterly reviews for the 2007 year. Stockholder ratification of the appointment of auditors is not required. It is not anticipated that the auditors will be present at the Annual Meeting.

AUDIT FEES
     The Company incurred $102,000 in audit fees from Mountjoy & Bressler, LLP for the review of the three 2006 quarterly 10-QSB reports and the annual December 31, 2006 audit. The Company incurred $128,000 in audit fees for the review of three 2005 quarterly 10-QSB reports and the annual December 31, 2005 audit. During 2006, the Company incurred $1,776 from Mountjoy & Bressler, LLP in review of and SEC Form 8K filing.
TAX FEES
     During 2006, Mountjoy & Bressler, LLP billed the Company $10,000 for the preparation of the Company’s 2005 federal and state income tax filings. During 2005, Mountjoy & Bressler, LLP billed the Company $10,000 for the preparation of the Company’s 2004 federal and state income tax filings. No other fees were charged by Mountjoy & Bressler, LLP during 2006 and 2005. The Board of Directors has considered the scope of the above services and concludes these services do not impair the auditor’s independence.
STOCKHOLDER PROPOSALS
     Any proposal that a stockholder of the Company intends to present at the 2008 Annual Meeting of Stockholders must be received by the Secretary of the Company at the Company’s offices at 632 Adams Street, Suite 700, Bowling Green, Kentucky 42101, by December 31, 2007 in order to be considered by the Board of Directors for inclusion in the proxy solicitation materials for the 2008 Annual Meeting.
ANNUAL REPORT
     Please refer to the Company’s enclosed 2006 Annual Report on Form 10-KSB for financial statements, other financial information, and management’s discussion and analysis of the financial condition and results of operations of the Company.
CODE OF ETHICS
     The Company adopted a code of ethics during 2004 that applies to all employees including its directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company undertakes to provide to any person without charge, upon written request addressed to the Company’s Secretary, a copy of such code of ethics.
STOCKHOLDER COMMUNICATION WITH DIRECTORS
     A stockholder may contact one or more of the members of the Board of Directors in writing by sending such communication to the Secretary at the Company’s address. The Secretary will forward stockholder communications to the appropriate director or directors for review. Anyone who has a concern about the conduct of the Company or the Company’s accounting, internal accounting controls or auditing matters, may communicate that concern to the Secretary, the Chairman of the Board or any member of the Board of Directors at the Company’s address. Such communications may be submitted on a confidential and anonymous basis. Confidential communications should be mailed in an envelope marked “confidential.”
OTHER MATTERS
     We know of no other business other than the matters discussed in this proxy statement that will be presented for action before the Annual Meeting.
BY ORDER OF THE BOARD OF DIRECTORS
BAYOU CITY EXPLORATION, INC.
ROBERT D. BURR
CHAIRMAN, PRESIDENT AND CEO
Bowling Green, Kentucky
May 11, 2007

BAYOU CITY EXPLORATION, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
Annual Meeting to be held on June 12, 2007 at 10:00 a.m. CDT

For stockholders as of	Control No.

April 30, 2007
     The undersigned appoints Robert D. Burr as proxy to attend the Annual Meeting of Stockholders of the Company set forth above and to vote as specified in this proxy all shares of Common Stock of the Company held of record by the undersigned on April 30, 2007.
     This proxy, when properly executed, will be voted in the manner specified herein by the undersigned stockholder. If no directions are indicated on Proposals 1, and 2, this proxy will be voted “For”.
PROPOSALS
1. ELECTION OF DIRECTORS
1. Robert D. Burr
2. Harry J. Peters
3. Gregory B. Shea
4. Ronald E. Mitchell
2. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF
The Board of Directors recommends a vote for Proposals 1, and 2.

BAYOU CITY EXPLORATION, INC.
Annual Meeting to be held on
June 12, 2007 at 10:00 a.m. CDT
1. Directors
(Mark “X” for only one box)
☐ For all Nominees
☐ Withhold all Nominees
☐ Withhold authority to vote for any individual Nominee.
Write number(s) of Nominees below:
Use numbers only
2. Authorization for proxy to vote other business
☐ For ☐ Against ☐ Abstain

Signature	Date
Bayou City Exploration, Inc.
632 Adams Street, Suite 700
Bowling Green, Kentucky 42101